<pre
Exhibit 10.10

                             LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and entered into this 8th day of January 2008 (the "Effective Date") by and among RD ASSOCIATES., LTD., a Belize company, having its principal office in Belmopan, Belize (hereafter "RD") and RPM TECHNOLOGIES, INC. (hereinafter referred to as "RPM Tech"), a corporation incorporated in the State of Delaware, having its principal office in Mokena, Illinois. RD and RPM Tech are individually referred to in this Agreement as a "Party" and collectively as "Parties."

WHEREAS, RD and RPM Tech wish to work together on a continuing basis in licensing technologies to RPM Tech, which the Parties expect will result in amendments to this Agreement and/or additional license and royalty agreements, it being the intent of the Parties that, subject to the terms of such amendments and/or agreements.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

SECTION I DEFINITIONS

1.1 "Affiliate" shall mean any corporation, partnership, joint venture, or other entity (i) in which any Party own or controls, or is owned or controlled by or in common ownership or control with any Party to the extent of holding directly or indirectly, stock or interest representing more than fifty percent (50%) of the aggregate stock or other interest entitled to vote on general decisions reserved to stockholders, partners, or other owners of such entity; or
(ii) if a partnership, as to which a Party (and/or any of its Affiliates) is a general partner.

1.2 "Confidential Information" shall mean all information not known or generally available without restrictions on use, including, without limitation, employees' names and qualifications, know-how, trade secrets, intellectual property, operational methods, marketing plans or strategies, product development techniques or plans, processes, designs and design projects, inventions and research projects and other business affairs, including the terms and conditions of this Agreement and the negotiations between the Parties with respect to this Agreement. All Licensed Technology shall constitute Confidential Information of RD. Notwithstanding the foregoing, information subject to any of the following exceptions shall not be considered Confidential Information:

(a) information which is or becomes generally available other than as a result of the breach of this Agreement by any Party;

(b) information, the release of which is expressly authorized in writing by the Party having the legal right to disclose such information; or

(c) information, which is already lawfully known to or independently developed by any Party or their Affiliates without the use of any Confidential Information disclosed hereunder; or

(d) information, which is lawfully obtained from any Third Party.

1.3 "The Formula" shall mean those exact raw materials and their amounts that make up the roofing tile blend that is the subject of this License Agreement..

1.4 "Know-How" shall mean all knowledge and tangible information whether patentable or not and physical objects related to the technology, including but not limited to materials, data, schematics. designs, configurations, computer programs, drawings and sketches, testing and test results, regulatory information, whether or not capable of precise, separate description prior to its publication, owned by RD which RD has the right to disclose and license to RPM.

1.5 "Licensed Product and Licensed Process" shall mean, in the case of a Licensed Product, an item sold or intended for sale consisting of or incorporating the Licensed Technology and, in the case of a Licensed Process, a process which uses or incorporates the Licensed Technology.

1.6 "Licensed Technology" shall mean Know-How relating to the production of roofing tile products commonly know as spanish barrel tile, slate tile and cedar shake tile, collectively.

1.7 "Third Party shall mean any party, except Affiliates of any Party, who is not a party to this Agreement.

1.8 "Third Party Provider" shall mean any Third Party providing intellectual property which, by design of the product, RPM Tech elects to incorporate into the Licensed Technology or into a Licensed Product or Licensed Process.

SECTION 2

LICENSE GRANT

2.1 In accordance with the terms and conditions of this agreement, RD hereby grants to RPM Tech, as of the Effective Date and until terminated according to the terms hereof, a transferable, irrevocable (except to the extent provided in Section 8.2), right and license to use the Licensed Technology (a) to develop, manufacture, use, sell, and otherwise distribute the Licensed Products and to perform Licensed Processes and (b) to sublicense with the right to further sublicense, the use of the Licensed Technology to third parties to manufacture Licensed Products. All transfers and/or sublicenses shall be governed by the same terms and conditions of this License Agreement and approved by both Parties. RPM Tech's rights and licenses hereunder shall extend to the benefit of its Affiliates, provided that each Affiliate assumes and agrees in writing to abide by the obligations, including the obligation to purchase raw material formula under Article 3 herein.

2.2 In conjunction with the license of the Licensed Technology provided in this Agreement, RD covenant and agree to fully disclose all Licensed Technology to RPM and all Know-How and background information in RD's possession that is reasonably necessary for RPM Tech to utilize the Licensed Technology including all third party tests results.

SECTION 3

TECHNICAL SUPPORT

3. During the term of this Agreement, RD shall provide Technical Support to RPM Tech on any and all issues relating to the Licensed Technology.

SECTION 4

LICENSING FEE & ROYALTIES

4.1 For the rights, privileges and licenses granted hereunder, RPM Tech has paid RD a licensing fee of Five Hundred Thousand Dollars (US $500,000) (the "Licensing Fee"). RPM Tech agrees that any all monies classified by RPM Tech as Deposit on Licensing shall be credited towards and is the complete and full satisfaction RPM Tech's licensing fee requirements of this Agreement as set forth herein.

4.2 Further for the rights, privileges and licenses granted hereunder, if any sub-license is granted by RPM Tech, RPM Tech shall pay to RD a licensing fee of $2.00 per square.

4.3     There are no other royalty fees associated with this License.

SECTION 5

OWNERSHIP OF INTELLECTUAL PROPERTY

5. Ownership of Independently Developed Intellectual Property. The Licensed Technology defined herein shall remain the exclusive property of RD.

SECTION 6 CONFIDENTIALITY

6.1 Each Party acknowledges that the Confidential Information constitutes and shall constitute valuable assets and trade secrets. Accordingly, when a Party (the "Receiving Party") receives confidential information from the other Party (the "Owning Party") the Receiving Party shall, both during the term of this Agreement and for ten (10) years following the termination thereof, (i) keep secret and retain in strict confidence any Confidential Information received from the Owning Party, (ii) not disclose to any Third Party any Confidential Information received from the Owning Party for any reason whatsoever, (iii) not disclose any Confidential Information received from the Owning Party to the Receiving Party's (and/or any of its Affiliates') employees, except on a need to know basis and only after instructing each such employee not to disclose or otherwise make available any Confidential Information to any Third Party unless having received a signed Confidentiality Statement acknowledging the obligations set forth in this Section from each such Third Party, and provided each such employee is bound by confidentiality obligations under the employment policies, Code of Conduct, and employee relationship requirements with the employer and (iv) not make use of any Confidential Information received from the Owning Party for its own purposes or for the benefit of any Third Party except as authorized by this Agreement.

6.2 In the event of any legal action or proceeding or asserted requirement under applicable law or government regulations requesting or demanding the Receiving Party disclose any Confidential Information, the Receiving Party shall immediately notify the Owning Party in writing of such request or demand so that the Owning Party may seek an appropriate protective order or take other protective measures. The Receiving Party shall, upon the request of the Owing Party, cooperate reasonably with the Owning Party in contesting such request or demand at the expense of the Owning Party including, without limitation, consulting with the Owning Party as to the advisability of taking legally available steps to resist or narrow such request or demand. If in the absence of a protective order or a waiver hereunder from the Owning Party, the Receiving Party, in the reasonable written opinion of the Receiving Party's legal counsel, is legally compelled to disclose any Confidential Information, the Receiving Party may disclose such Confidential Information without liability hereunder; provided, however, the Receiving Party (a) shall furnish only that portion of the Confidential Information which is legally required, and (b) shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of the Confidential Information to be disclosed as the Owning Party designates.

6.3 In the event the Receiving Party becomes aware that any person or entity (including, but not limited to, any Affiliate or employee of the Receiving Party) is taking, threatens to take or has taken any action which would violate any of the foregoing provisions of this Agreement, the Receiving Party shall promptly and fully advise the Owning Party (with written confirmation as soon as practicable thereafter) of all facts known to the Receiving Party concerning such action or threatened action. The Receiving Party shall not in any way aid, abet or encourage any such action or threatened action, and the Receiving Party agrees to use commercially reasonable non-monetary efforts to prevent such action or threatened action, including, but not limited to, assigning any cause of action it may have relating to the violation of the foregoing provisions to the Owning Party, and the Receiving Party agrees to do all reasonable things and cooperate in all reasonable ways as may be requested by the Owning Party to protect the trade secrets and proprietary rights of the Owning Party in and to the Confidential Information.

6.4 The terms and conditions of this Agreement will not be disclosed by any Party, except with the prior written consent of another Party, or as may be required by law or necessary to establish its rights hereunder. Notwithstanding the foregoing, (i) each Party shall have the right to disclose the terms and conditions of this Agreement, if necessary, to any legal counsel of such Party as may be required to establish its rights hereunder, and (ii) subsequent to the execution of this Agreement, the Parties may jointly or individually issue press releases or otherwise publicly disclose the Parties' relationship, provided (a) such Party has obtained the prior written approval of the content of such disclosure from the other Party and (b) that such disclosure does not include information which would be prohibited from disclosure by any Party pursuant to this Agreement. The approval of such press release or other disclosure of the Parties' relationship shall be given by a Party within five
(5) business days following the request by the other Party, or in the event the approval is not given, the disapproving Party shall provide commercially reasonable objections.

SECTION 7

REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS

7.1 Except as specifically set forth in this agreement, RD makes no representations or warranties, expressed or implied as to Merchantability, fitness for a particular purpose or otherwise with respect to the licensed technology or know-how provided pursuant to this agreement.

7.2. Under no circumstances shall any party be liable for any indirect, consequential, incidental, exemplary or punitive damages, loss of earnings, profit or goodwill suffered by any person or entity, including the other party, caused directly or indirectly as a result of this agreement, by any License or sublicense granted hereunder, or by each party's performance or Non-performance of this agreement, even if such party is notified by the other party or any third party of the possibility of such damages.

7.3     RD represents and warrant to RPM Tech as follows:

(a) To the best of his knowledge, RD owns or possesse title and ownership to all Licensed Technology without any conflict with, or infringement of, the rights of others . RPM Tech shall not be liable for any indirect, consequential, incidental, exemplary or punitive damages, loss of earnings, profit or goodwill suffered by any person or entity, including the other party, caused directly or indirectly as a result of this Agreement, by any License or sublicense granted hereunder, or by each party's performance or non-performance of this Agreement, even if such party is notified by the other party or any third party of the possibility of such damages as specified in 7.2 above. Without limiting the generality of the foregoing, there are currently no assignments of, or security interests in force with respect to, the Licensed Technology to the best knowledge, belief and information of RD.

(b) RD has not received any communications alleging that the Licensed Technology or that RD has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity other than as described in 7.3 (a) above.

SECTION 8

TERM AND TERMINATION

8.1 This Agreement shall become effective upon execution by the Parties hereto and remain in full force and effect until terminated pursuant to Section 9.2.

8.2 This Agreement shall terminate thirty (30) days after receipt of written notice upon the occurrence of any of the following:

(a) RPM Tech fails to pay RD for royalties as provided in Section 4.2 within thirty (30) days after receipt of written notice from RD; provided. however, that if any amount is contested, such amount, if not paid, shall be placed into a court registry or similar unrelated third party escrow pending resolution of the dispute, and provided further, that no such termination shall be effective until a final resolution of such matter in favor of RD; or

(b) Upon any material breach or default of this Agreement by any Party (the "Breaching Party"), the non-breaching Party shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder unless the Breaching Party cures any such breach or default within thirty (30) days after receipt of written notice from the non-breaching Party; provided, however, that if such breach or default is disputed by the Breaching Party, no purported termination of this Agreement shall be valid until such matter has been finally resolved; and provided, further. if the Breaching Party shall be in breach or default of the same provision twice within any six (6) month period, the non-breaching Party shall have the right to terminate this Agreement immediately upon notice to the Breaching Party of such second occurrence without providing the Breaching Party the thirty 30) days notice and cure period.

8.3 Upon termination of this Agreement for any reason, nothing herein shall be construed to release any Party from any obligation arising prior to the effective date of such termination. RPM Tech may, however, after the effective date of such termination, sell all Licensed Products then in its possession, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that RPM Tech shall pay to RD the raw material fees thereon as required by Section 4 of this Agreement.

8.6 Upon termination of this Agreement for any reason, each Party shall, at the option of the other Party, return or destroy all Confidential Information, including but not limited to Licensed Technology, in its possession owned by the other Party, and RD shall cease to use any part of the Licensed Technology for any purpose whatsoever, except as specifically allowed under Section 8.5 above.

8.8     Sections 4, 5, 6, 7, 8 and 9 shall survive termination of this
Agreement.

8.9 Upon termination of this Agreement for any reason the Licensed Technology shall revert back to RD, or in the case of a material breach of this Agreement if the breach is not cured with the time periods allowed or if not specified herein, then within a reasonable time not exceeding thirty (30) days.

SECTION 9

GENERAL PROVISIONS

9.1. Governing Law. The construction and interpretation of this Agreement and the rights of the Parties shall be governed by the laws of the State of Illinois, USA, without regard to its conflicts of laws provisions. The state and federal courts located in Illinois shall have exclusive jurisdiction over any dispute arising from or in connection with this Agreement not otherwise submitted to arbitration. Each Party hereby consents to the personal jurisdiction of the state and federal courts in Illinois in any such dispute arising from or relating to this Agreement. Each Party further agrees that services of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein. Any award or injunctive relief granted in any dispute may be enforced by any Party in either the courts of the State of Indiana or in the United States District Courts located in Indiana. The Parties hereby expressly waive their rights to trial by jury.

9.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the Parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by the Parties hereto or their respective successors and assigns as permitted hereunder. Except for assignment to an Affiliate, neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party hereto. In the event of any assignment to an Affiliate, the transferring Party shall remain responsible for the performance off such affiliate under this Agreement.

9.3 Entire Agreement: Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to such matters. No amendment to this Agreement shall be made except by an instrument in writing signed on behalf each Party.

9.4 Severability. If any court or arbiter of applicable jurisdiction determines that any of the agreements, covenants and undertakings set forth herein, or any part thereof, is invalid or unenforceable, the provision shall, to the extent possible, be restated to reflect the original intention of the Parties, and the remainder of this Agreement shall be given full effect, without regard to the invalid or restated portions.

9.5 Waiver. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the another Party.

9.6 Taxes. Each Party shall be liable for any and all taxes, duties or levies, however designated or computed assessed against such Party in conjunction with any payments made pursuant to this Agreement.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

9.8 Compliance with Laws. In performing under this Agreement, all Parties agree to comply with all applicable laws, rules, and regulations of any governmental entity.

9.9 Force Majeure. None of the Parties shall be liable to the another party for and loss or damage due to delays or failure to perform resulting from an went of "force majeure," including without limitation, acts of God; accident; war; fire; lockout; strike or labor dispute; riot or civil commotion; act of the public enemy: enactment, rule, order or act of civil or military authority; acts or omissions of another Party; judicial action; inability to secure adequate materials, labor, or facilities; defaults of subcontractors or suppliers as a result of "force majeure"; the inability of carriers to make scheduled deliveries; or any other event beyond the reasonable control of any Party.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.


RPM TECHNOLOGIES, INC.


By: /S/ Randy Zych
   --------------------
   Randy Zych, CEO


RD ASSOCIATES, LTD.


By: /S/ Drew Pitt
   --------------------------
   Drew Pitt Attorney-In-Fact